Exhibit 10.16
PRICE-VESTED UNIT AGREEMENT
This Price-Vested Unit Agreement (this “Agreement”), dated as of August 1, 2022 (the “Grant Date”), is made between SelectQuote, Inc. (the “Company”) and                                 (the “Participant”).
W I T N E S S E T H
The Selectquote, Inc. 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of Price-Vested Units. In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:
1.Grant and Vesting of Price-Vested Units.
(a)    Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, as of the Grant Date,        restricted stock units (the “Price-Vested Units”), each with respect to one Share. The Price-Vested Units shall become vested pursuant to the vesting conditions described in Exhibit A hereto.
(b)    Notwithstanding any other provision hereof, in the event that the Participant violates any of the restrictive covenants set forth in the applicable Employee Agreement between the Participant and the Company (or in any other agreement between the Participant and the Company), (i) the Price-Vested Units, to the extent unvested, shall be immediately forfeited, and (ii) the Company may require the Participant to repay the proceeds of any Price-Vested Unit settlement (measured based on the Fair Market Value on the date of settlement) that occurred during the year prior to such violation. The Participant hereby agrees to be subject to any clawback policy of the Company and acknowledges that any such policy shall apply to (but its application shall not be limited to) the Price-Vested Units granted hereunder and any Shares issued in respect thereof.
2.Settlement of Units.
As soon as practicable after any Price-Vested Units have vested, the Company shall, subject to Section 6 of this Agreement, issue one Share to the Participant in respect of each vested Price-Vested Unit. The obligation of the Company to deliver Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is acquiring Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.

3.Nontransferability.
The Price-Vested Units shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.
4.Grant Subject to Plan Provisions.
This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.
5.No Shareholder Rights.
The Participant shall not be entitled to any rights of a stockholder with respect to the Price-Vested Units (including, without limitation, any voting rights or rights with respect to dividends). Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to shares of Common Stock, the number of Price-Vested Units shall be increased by dividing the amount of dividend the Participant would have received had the Participant owned a number of shares of Common Stock equal to the number of Price-Vested Units then credited to the Participant’s account by the Fair Market Value of a share of Common Stock on the last trading day before the date of the dividend payment. The units, shares or property so credited will be subject to the same restrictions applicable to the underlying Price-Vested Units and other terms and conditions applicable to the underlying Price-Vested Units and will be taken into account in determining the number of Shares to be delivered pursuant to Section 2 hereof.
6.Taxes and Withholding.
No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Price-Vested Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 6, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of shares or cash issued upon settlement of the Price-Vested Units that gives rise to the withholding requirement.
7.Effect of Agreement.
The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.

8.Governing Law; Captions.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
9. Signature in Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.
SELECTQUOTE INC.

By:
Name:
Title:

PARTICIPANT

[Name of Participant]

Signature Page to Price-Vested Unit Agreement

Exhibit A

PRICE-VESTED UNITS: VESTING CONDITIONS

The Price-Vested Units shall become vested solely to the extent that both the service- and performance-based vesting conditions set forth below are satisfied.

Service-Based Vesting Condition: The Price-Vested Units shall satisfy this Service-Based Vesting Condition as to 1/3 of the Price-Vested Units on each of the first, second, and third anniversaries of the Grant Date (rounded down to the nearest share, except that any fractional shall become vested on the third anniversary of the Grant Date), subject to the Participant not experiencing a Termination of Service prior to such vesting dates.
Performance-Based Vesting Condition: The Price-Vested Units shall satisfy this Performance-Based Vesting Condition to the extent that the average closing price (on the New York Stock Exchange or other principal exchange on which the shares of Company’s common stock are traded) of the Company’s common stock reaches the levels set forth below for a period of 60 consecutive trading days at any time prior to the fifth (5th) anniversary of the Grant Date.

Stock Price	% of PVUs Vested
$4.00	25%
$7.50	50%
$10.00	75%
$12.50	100%

In the event of a Change in Control, the Performance-Based Vesting Condition shall be deemed satisfied based on the price per share of the Company’s common stock payable as a result of such Change in Control, with any in-kind consideration valued based on the fair market value of such consideration as of immediately prior to the Change in Control. To the extent that the Change in Control consideration described in the preceding sentence falls between the stock price levels set forth in the table above, the number of PVUs that are deemed to satisfy the Performance-Based Vesting Condition shall be determined by linear interpolation. The provisions of Section 10 of the Plan shall otherwise apply to the Price-Vested Units.

If the Participant incurs a Termination of Service prior the achievement of both the Service-Based Vesting Condition and the Performance-Based Vesting Condition with respect to any portion of the Price-Vested Units, such portion of the Price-Vested Units shall be forfeited by the Participant effective immediately upon such Termination of Service and shall cease to be eligible for vesting hereunder.

To the extent unvested, the Price-Vested Units shall be forfeited by the Participant on the fifth (5th) anniversary of the Grant Date.